As Filed with the Securities and Exchange Commission on December 14, 2015	Registration No. 333-180868

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

Pre-effective Amendment No. 1 to
Post-Effective Amendment No. 2
to
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________

Van Eck Merk Gold Trust*
(Exact name of Registrant as specified in its charter)

New York (State or Other Jurisdiction of Incorporation or Organization)	1040 (Primary Standard Industrial Classification Code Number)	46-6582016 (I.R.S. Employer Identification No.)

2 Hanson Place
Brooklyn, NY 11217
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
________________

Axel Merk
President and Chief Investment Officer
Merk Investments LLC, Sponsor
555 Bryant Street, #455
Palo Alto, California 94301
Telephone: (650) 323-4341
(Name, address, including zip code, and telephone number, including area code, of agent for service)
________________

Copies to

Shoshannah D. Katz, Esq. K&L Gates LLP 1 Park Plaza, 12th Floor Irvine, CA 92614 Telephone: (949) 253-0900 Facsimile: (949) 253-0902	Stacy L. Fuller, Esq. K&L Gates LLP 1601 K Street, NW Washington, DC 20006 Telephone: (202) 778-9000 Facsimile: (202) 778-9100
________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

* The Registrant effected a name change from Merk Gold Trust on October 26, 2015.

EXPLANATORY NOTE

The Registrant filed Post -Effective Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-180868) on October 26, 2015, which this Pre-Effective Amendment No. 1 amends solely to update Exhibit 23.1.  No changes have been made to Part I of the Post-Effective Amendment No. 2 to the Registration Statement, which has thus been omitted.

PART II-INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The Trust shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by the Sponsor. All amounts shown are estimates except for the SEC registration fee and the FINRA filing fee:

SEC registration fee	$ 85,950	*
FINRA filing fee	113,000	*
Stock Exchange Listing fee	27,500	*
Printing and Engraving	-
Legal fees and expenses	535,000	**
Accounting fees and expenses	35,000	**
Transfer agent and registrar fees	-
Miscellaneous	25,000	**

* Previously paid
** Amounts shown are amounts previously incurred and estimates associated with the post-effective amendment of the Registration Statement.

Item 14. Indemnification of Directors and Officers.

Section 5.6(b) of the Trust Agreement provides that the Sponsor and its members, managers, directors, officers, employees, agents and affiliates (as such term is defined under the Securities Act) (each, a “Sponsor Indemnified Party”) shall be indemnified from the Trust and held harmless against any loss, liability or expense (including the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Sponsor in furtherance of the administration of the Trust (including Authorized Participant Agreements to which the Sponsor is a party, including the Sponsor’s indemnification obligations thereunder) or any actions taken in accordance with the provisions of the Trust Agreement or with respect to the review of any Delivery Application or any action to effect instructions of a Delivery Applicant pursuant to a Delivery Application, or given by a DTC Participant or Indirect Participant acting on behalf of a Delivery Applicant, to the extent such loss, liability or expense was incurred without (i) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of such Sponsor Indemnified Party in connection with the performance of its obligations under the Trust Agreement or any such other agreement or any actions taken in accordance with the provisions of the Trust Agreement, any Delivery Application or any such other agreement or (ii) reckless disregard on the part of such Sponsor Indemnified Party of its obligations and duties under the Trust Agreement, any Delivery Application or any such other agreement. Such indemnity shall also include payment from the Trust of the reasonable costs and expenses incurred by such Sponsor Indemnified Party in investigating or defending itself against any such loss, liability or expense or any claim therefor.

Item 15. Recent Sales of Unregistered Securities.

Not applicable.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit No.	Exhibit Description
4.1	Depositary Trust Agreement between Merk Investments LLC, as sponsor, and The Bank of New York Mellon, as trustee, dated May 6, 2014 (filed as Exhibit 4.1 on April 15, 2014)**
4.2	Form of Authorized Participant Agreement (filed as Exhibit 4.2 on March 20, 2014)**
4.3	Form of Certificate of Shares of the Trust (included as Exhibit A to the Depositary Trust Agreement)**
4.4	First Amendment To Depositary Trust Agreement, dated as of October 22, 2015, by and between Merk Investments LLC, as sponsor, and The Bank of New York Mellon, as trustee (filed as Exhibit 4.1)***

5.1	Opinion of K&L Gates LLP as to legality (filed as Exhibit 5.1 on May 13, 2014)*
8.1	Opinion of K&L Gates LLP as to tax matters (filed as Exhibit 8.1 on May 13, 2014)*
10.1
Allocated Account Agreement between JPMorgan Chase Bank, N.A., as custodian, and The Bank of New York Mellon, solely in its capacity as trustee of the Trust, dated May 6, 2014 (filed as Exhibit 10 on May 7, 2014)**

10.2
Unallocated Account Agreement between JPMorgan Chase Bank, N.A., as custodian, and The Bank of New York Mellon, solely in its capacity as trustee of the Trust, dated May 6, 2014 (filed as Exhibit 10.2 on May 7, 2014)**

10.3	Transaction and Shipping Agreement by and between Merk Investments LLC, as sponsor of the Trust, and Coins ‘N Things Inc., dated May 2, 2014 (filed as Exhibit 10.4 on May 7, 2014)**
10.4	Marketing Agent Agreement between Merk Investments LLC, as sponsor of the Trust, and Van Eck Securities Corporation, dated October 22, 2015 (filed as Exhibit 10.1)***
23.1*	Consent of Independent Registered Public Accounting Firm
23.2	Consent of K&L Gates LLP (included as part of Exhibit 5.1)**
23.3	Consent of K&L Gates LLP (included as part of Exhibit 8.1)**
24.1	Powers of Attorney (included on signature page filed May 13, 2014)**

*	Filed herewith.
**	Previously filed with pre-effective amendments to Registration Statement No. 333-180868 on the date noted.
***	Previously filed with Current Report on Form 8-K dated October 26, 2015.

(b) Financial Statement Schedules

Not applicable.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance or Rule 430B relating to an offering made pursuant to Rule 415(a)(1) (i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10 (a) of the Securities Act of 1933 shall be deemed to be part of an included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability proposes of the issuer and any person that is at that date an underwriter such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchase with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, California, on the 14th day of December, 2015.

MERK INVESTMENTS LLC Sponsor of the Van Eck Merk Gold Trust

By:	/s/ Axel Merk Axel Merk President and Chief Investment Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following person in the capacities* and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Axel Merk	President and Chief Investment Officer	December 14, 2015
Axel Merk	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

* The Registrant is a trust and the person is signing in his capacity as an officer of Merk Investments LLC, the Sponsor of the Registrant.